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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 28, 2013, MarketAxess Holdings Inc. (the “Company”) completed the previously announced acquisition of all of the outstanding shares (the “Shares”) of Xtrakter Limited., a private company limited by shares formed under the laws of England and Wales and formerly a wholly-owned subsidiary of Euroclear (“Xtrakter”), pursuant to the terms of the Share Purchase Agreement (the “Purchase Agreement”) between the Company and Euroclear S.A./N.V., a Belgian public limited company (“Euroclear”), dated October 26, 2012.

The aggregate consideration paid in cash by the Company at closing for the purchase of the Shares was £25.3 million (approx. $38.5 million), net of acquired cash, and is subject to a customary post-closing adjustment based on the net working capital of Xtrakter on the closing date.

The foregoing description of the Purchase Agreement and its exhibits and attachments does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on November 2, 2012 and is incorporated by reference herein.

Item 8.01	Other Events

On March 5, 2013, the Company issued a press release relating to the completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Share Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K/A filed on November 2, 2012).

99.1	Press Release entitled “MarketAxess Completes Acquisition of Xtrakter” issued by MarketAxess Holdings Inc. on March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: March 5, 2013	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

10.1	Share Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K/A filed on November 2, 2012).

99.1	Press Release entitled “MarketAxess Completes Acquisition of Xtrakter” issued by MarketAxess Holdings Inc. on March 5, 2013.

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